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                                                                EXHIBIT 10.9

                       PURCHASE MONEY SECURITY AGREEMENT


         This PURCHASE MONEY SECURITY AGREEMENT is made as of July 31, 1994, by and between AMSCO STERILE RECOVERIES, INC. ("Secured Party"), a Delaware corporation with its chief executive offices at Suite 5000, One Mellon Bank Center, Pittsburgh, Pennsylvania 15219, and STERILE RECOVERIES, INC. ("Debtor"), a Florida corporation with its chief executive offices at 28100 U.S. Highway North, Suite 201, Clearwater, Florida 34621.


                              W I T N E S S E T H:

         WHEREAS, Secured Party and Debtor are parties to an Asset Purchase Agreement of even date (the "Asset Purchase Agreement"), pursuant to which Secured Party is selling substantially all of its assets to Debtor;

         WHEREAS, a portion of the purchase price for the assets to be acquired under to the Asset Purchase Agreement will be paid to Secured Party pursuant to the terms of a Purchase Money Note of Debtor in the form of Exhibit A hereto (the "Note"); and

         WHEREAS, Debtor has agreed to secure its obligations to Secured Party under the Note upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         1.01 When used herein, the following terms shall have the following meanings:

                 Affiliate: any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 10% of the outstanding capital stock having ordinary voting power to elect the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of Debtor, or which otherwise controls, is controlled by or is under common control with Debtor, or any stockholder of Debtor, or any Person which controls any stockholder of Debtor. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

                 Agreement: this Purchase Money Security Agreement as the same may be amended, extended, supplemented or replaced.

                 Annual Business Plan: the plan of business operation for Debtor, which plan shall be presented (a) by month through July 1, 1995 and (b) by quarter thereafter, as well as by fiscal year in each case, and shall include (i) a sales forecast, (ii) a net income forecast, (iii) a capital expenditures forecast, and (iv) a cash flow forecast.

                 Business Day: any day on which the primary business offices of Mellon Bank, N.A. are open for business in Pittsburgh, Pennsylvania. Unless specifically denoted "Business Days" herein, references to "days" shall mean calendar days.

                 Charges: shall have the meaning given to it in Section 3.01(D) hereof.






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                 Chattel Paper:  shall have the meaning given such term under
Article 9 of the Uniform Commercial Code.

                 Collateral: all of the personal and real property and interests in personal and real property described in Article 2 hereof and all other property and interests in property which shall, from time to time, secure payment of the Liabilities.

                 Contract Rights:  shall have the meaning given such term under
Article 9 of the Uniform Commercial Code.

                 Debtor: Sterile Recoveries, Inc., a corporation organized and existing under the laws of the State of Florida.

                 Default:  shall have the meaning specified in Section 5.01.

                 Default Interest Rate: shall be the Default Rate per annum specified in the Note, calculated on the basis of a 360-day year and counting the number of days actually elapsed.

                 Documents: shall have the meaning given such term in Section 2.01(F) hereof.

                 Dollars and the symbol $: lawful money of the United States of America, in such cash or currency thereof as at the time of payment is legal tender for the payment of public and private debts.

                 Environmental Complaint: any complaint, order, citation or adverse notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Debtor or any of Debtor's real or personal property from any governmental agency.

                 Environmental Law: any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, controls, sanctions or remedies relating to the environment or the placement or release of any materials into the environment.

                 Equipment: all of Debtor's now owned or hereafter acquired fixtures and equipment, including without limitation, furniture, vehicles and trade fixtures, but excluding any such fixtures and equipment located at Debtor's facility in Sugar Land, Texas.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                 Event of Default: any of the events, conditions, acts or omissions defined as such in the Note.

                 Fixtures: shall have the meaning given such term in Article 9 of the Uniform Commercial Code, but shall exclude any fixtures located at Debtor's facility in Sugar Land, Texas.

                 Fundamental Change: Debtor enters into, causes, permits or suffers at any time, directly or indirectly: (a) any transaction involving an acquisition, merger, consolidation, or amalgamation of Debtor with or into any other Person, (b) Debtor's liquidation, winding up or dissolution, or (c) any conveyance, sale, lease, assignment, transfer or other disposition, in one transaction or a series of related or unrelated transactions, to any one or more Persons, of all or substantially all of the Debtor's property, business or assets, whether now owned or hereafter acquired.





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                 GAAP:  generally accepted accounting principles, consistently applied, which shall include, without limitation, the official interpretations thereof as defined by the Financial Accounting Standards Board, its predecessors and successors.

                 General Intangibles: shall mean and include all intangible personal property of every kind and nature (other than accounts receivable, as defined by the Uniform Commercial Code) now owned or hereafter acquired by Debtor, including, without limitation, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, good will, copyrights, registrations, licenses, franchises, tax refund claims and computer programs.

                 Hazardous Materials: shall include, but shall not be limited to, any chemical, material, substance or waste (including without limitation petroleum products) (collectively and individually, a "substance") which is or may become injurious to the public health, safety, or welfare or to the environment or which otherwise is deemed or determined to be extremely hazardous, hazardous, toxic or otherwise a pollutant or contaminant (including without limitation any substance defined as a "hazardous substance" or a "pollutant or contaminant" in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., or any substance defined as a "hazardous waste" or as hazardous, toxic or a pollutant by the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901, et seq., or the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.), and any other substances the ownership, possession, use, handling, storage, generation, treatment, burial, deposit, transport, presence, release, spill, discharge, leak, dumping or disposal of which is regulated under any other federal, state or local Environmental Law.

                 Indebtedness: (i) all obligations of Debtor for borrowed money, (ii) all obligations of Debtor evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of Debtor to pay the deferred purchase price of property or services, including trade accounts payable arising in the ordinary course of business, (iv) all obligations of Debtor as lessee under capital leases, (v) all obligations of Debtor to reimburse any bank or other person in respect of amounts actually paid under a letter of credit or similar instrument (vi) all debt of others secured by a lien on any asset of Debtor, whether or not such debt is assumed by Debtor, (vii) all debt of others guaranteed by Debtor and (viii) all factoring, true sale or other receivables financing arrangements between Debtor and any other party.

                 Instruments:  shall have the meaning given such term in
Article 9 of the Uniform Commercial Code.

                 Inventory: any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by Debtor which is or may at any time be held as finished goods, raw materials, or work-in-process, including, without limitation, (a) all such property the rental, sale or other disposition of which has given (or may give) rise to the generation of any account receivable, (b) all such property which has been returned to or repossessed or stopped in transit by Debtor, and (c) all packing, shipping and advertising materials relating to all or any such property.

                 Liabilities: all of Debtors liabilities, obligations and Indebtedness to Secured Party of any and every kind and nature (including, without limitation, interest, fees, charges, expenses, attorneys' fees, indemnities and other sums chargeable to Debtor by Secured Party and future advances made to or for the benefit of Debtor) arising under this Agreement, the Note or under any of the Other Agreements, whether heretofore, now or hereafter owing, arising, due or payable from Debtor or Secured Party, whether as drawer, maker, endorser, guarantor, surety or otherwise and howsoever evidenced created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or liquidated or otherwise, including obligations of performance (but excluding any liabilities, obligations and Indebtedness to Secured Party arising under the Asset Purchase Agreement or the Service Agreement (as such terms are defined in the Asset Purchase Agreement).





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                 Lien:  any mortgage, pledge, security interest, encumbrance, lien, charge, Charge or claim upon property of any kind, whether or not voluntarily given (including without limitation any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and the recording of or agreement to provide any instrument for recording under the recording or other laws of any state or other jurisdiction).

                 Material Adverse Change: means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Agreement, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Debtor or to the prospects of Debtor, (c) materially impairs or could reasonably be expected to materially impair the ability of Debtor to duly and punctually pay or perform the Liabilities or (d) materially impairs or could reasonably be expected to materially impair the ability of Secured Party to enforce its legal remedies pursuant to this Agreement or any Other Agreement; provided, however, that in the case of clauses (a) and (d), above, such an event or circumstance shall not include a situation arising solely out of the actions or activities of Secured Party.

                 Maximum Permissible Dividend Rate: a dividend rate determined as follows: the Debtor shall determine the net increase in federal income tax and state income tax liabilities of each of its shareholders for any year in which Debtor is a Subchapter S corporation on account of items of income, loss, or credit attributable to the respective shareholders for federal income tax and state income tax purposes. The Debtor shall then divide the amount so determined with respect to each shareholder by the number of shares of the Debtor's common capital stock held by that shareholder. The highest quotient obtained by such calculation shall be the Maximum Permissible Dividend Rate for each shareholder.

                 Note: The Purchase Money Note of Debtor attached hereto as Exhibit A.

                 Other Agreements: all Supplemental Documentation and all agreements, instruments and documents, including, without limitation, the Note, the chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, reimbursement agreements, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Debtor with respect to or in connection with the lending transaction contemplated by this Agreement (excluding, however, the obligations of Debtor to Secured Party arising under the Asset Purchase Agreement and the Service Agreement.

                 Permitted Liens:  shall mean

                 (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                 (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                 (c) Liens of landlords, mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                 (d) Liens, security interests or mortgages in favor of Secured Party;

                 (e) Liens in favor of landlords of Debtor if such liens are subordinated in writing to Secured Party's Prior Security Interest;





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                 (f)      Liens on Debtor's accounts receivable in favor of
Metro Factors, Inc. perfected as of the date hereof;

                 (g) Liens securing the obligations of Debtor to pay the deferred purchase price of property or services, provided such obligations are incurred in the ordinary course of Debtor's business and do not exceed at any one time an aggregate principal balance of $500,000;

                 (h) Liens in favor of Lee R. Kemberling against Debtor's equipment and fixtures located at its Sugar Land, Texas facility;

                 (i) Pre-existing liens against Debtor's assets which were perfected or attached to such assets during the period Secured Party had title to and ownership of such assets; and

                 (j) Liens granted in favor of any secured party in connection with any extension, renewal, modification, amendment, refinancing or replacement of any secured obligation of Debtor existing on the date hereof, provided such extension, renewal, modification, amendment, refinancing or replacement does not increase the original principal balance of the secured obligation existing as of the date hereof.

                 Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency body or department thereof).

                 Reportable Event: an event described in Section 4043(3) of ERISA.

                 Schedule of Inventory: the Schedule of Inventory referred to in Section 2.05 hereof.

                 Secured Party's Prior Security Interest: the security interest granted to Secured Party hereunder.

                 Solvent: means that, at fair valuation thereof, the sum of all of Debtor's assets exceeds all Indebtedness and Debtor is able to pay all of its Indebtedness as it becomes due.

                 Stock: all shares, options, rights, equity interests, participations or other equivalent interests (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible (in whole or in part, upon the occurrence of some contingency or otherwise) to any one or more or all of the foregoing.

                 Supplemental Documentation: agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, landlord's and warehouseman's waivers, and other written matter necessary or requested by Secured Party to perfect and maintain and continue Secured Party's Prior Security Interest and Secured Party's first priority Lien in the Collateral.

                 Uniform Commercial Code: the Uniform Commercial Code of the Commonwealth of Pennsylvania, as amended from time to time.

         1.02 Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings ascribed to them by the Uniform Commercial Code to the extent the same are used or defined therein. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

         1.03 Rules of Construction. The words "hereunder," "hereof" and "herein" refer to this Agreement as a whole and not to any particular article, section, subsection or clause contained in this





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Agreement unless the context requires otherwise.  The words "above" or "below"
in a section refer to elsewhere in that section as the context requires.


                                   ARTICLE II
                           COLLATERAL:  GENERAL TERMS

         2.01 Security Interest in Personal Property. To secure the prompt payment to Secured Party of the Liabilities, Debtor hereunder grants to Secured Party a continuing security interest in and to all of the following property and interests in property of Debtor, whether now owned or existing, hereafter acquired or arising, or in which Debtor now or hereafter has any rights, and wheresoever located (the "Collateral"):

                 (A)      Equipment;

                 (B)      Inventory;

                 (C) All monies, residues and property of any kind of Debtor now or at any time hereafter in the possession or under the control of Secured Party or a bailee of Secured Party;

                 (D) All General Intangibles, Contract Rights, Chattel Paper constituting customer service contracts, Fixtures and Instruments;

                 (E) All accessions to, substitutions for and all replacements, products or proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the aforesaid collateral and documents covering the aforesaid collateral, and property received wholly or partly in trade or exchange for such collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrances, collection of any other temporary or permanent disposition of such items or any interest therein, whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and

                 (F) All books, records, documents and ledger receipts of Debtor pertaining to any of the foregoing, including, without limitation, customer lists, credit files, computer records, computer programs, storage media and computer software used or required in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid Collateral ("Documents").

         Secured Party's security interest hereunder does not extend to (i) accounts receivable of Debtor or chattel paper other than customer service contracts or (ii) any reserve fund maintained by Metro Factors, Inc. for the benefit of Debtor.

         2.02 Perfection. Debtor acknowledges that it is the intent of Debtor and Secured Party that all personal property and Fixtures now owned or hereafter acquired by Debtor shall be Collateral to secure the Liabilities. To the extent that Article 9 of the Uniform Commercial Code does not govern the creation and/or perfection of Secured Party's Prior Security Interest intended to be created hereunder, Debtor agrees to execute and deliver such further documents and instruments as Secured Party may from time to time request in order to, in the opinion of counsel to Debtor, adequately create and fully perfect a valid first priority Lien in favor of Secured Party with respect to such property.

         2.03 Further Assurances. Debtor shall execute and deliver to Secured Party, at any time hereafter, all Supplemental Documentation that Secured Party may reasonably request, in form and substance acceptable to Secured Party, and pay the costs of any recording or filing of the same. Debtor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Debtor, immediately upon demand therefor by





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Secured Party, shall deliver to Secured Party any and all evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title).

         2.04 Inspection. At any time or times hereafter, any of Secured Party's officers, employees or agents shall have the right, at any time during Debtor's usual business hours and upon forty-eight hours advance notice (except that such notice shall not be required following the occurrence and continuance of an Event of Default), to inspect the Collateral and all records related thereto (and to copy excerpts from such records), and shall have access to the premises upon which any of the Collateral is located, and the right to discuss any matter pertaining to the Collateral.

         2.05 Records and Schedules of Inventory. With respect to Inventory, Debtor shall keep correct and accurate records, itemizing and describing the kind, type and quantity of Inventory, Debtor's costs therefor and sale or rental price thereof, and withdrawals therefrom and additions thereto, and shall furnish to Secured Party a current schedule of Inventory ("Schedule of Inventory") within thirty (30) days after the end of each calendar quarter, supported by such documents as Secured Party may reasonably request. Unless otherwise waived by Secured Party in writing, a physical inventory shall be conducted no less frequently than annually, and a report based on such inventory shall promptly thereafter be provided to Secured Party together with such supporting information, including, without limitation, invoices relating to Debtor's purchase of goods listed in said report, as Secured Party may reasonably request; provided, however, that Secured Party may waive the necessity of an annual physical audit if management of Debtor and its external auditors demonstrate to Secured Party's satisfaction that the accuracy of Debtor's inventory system negates the necessity for such an audit.

         2.06 Proceeds of Equipment. Subject to the provisions of Section 4.02(I) hereof, upon any sale, transfer, lease or other disposition of any Equipment, Debtor shall either (i) deliver all of the cash proceeds thereof to Secured Party, which proceeds shall be applied to the repayment of the Liabilities consistent with their order of maturity, or (ii) use the proceeds to finance the purchase by Debtor of replacement Equipment performing substantially the same function, such purchase to be consummated not later than sixty (60) days after such disposition, and shall deliver to Secured Party written evidence of the use of the proceeds for such purchase. All such replacement Equipment purchased by Debtor with proceeds of insurance shall be free and clear of all Liens, except for Secured Party's Prior Security Interest. Notwithstanding anything to the contrary in this Section 2.06, Debtor shall have the right to sell Equipment having an aggregate market value of $50,000 in any calendar year without complying with the requirements of this
Section 2.06.


                                  ARTICLE III
                         WARRANTIES AND REPRESENTATIONS

         3.01 General Warranties and Representations. Debtor warrants and represents to Secured Party that:

                 (A) Debtor has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens except Permitted Liens;

                 (B) Debtor is not involved in any labor dispute which would have a material adverse effect on the assets, operations or financial condition of Debtor, or on the Collateral; there are no strikes, lockouts or walkouts relating to any labor contracts and no such contract is scheduled to expire prior to the scheduled repayment of the Note;

                 (C) Debtor is not in violation of any applicable statute, regulation or ordinance of any governmental authority having jurisdiction over its activities, or of any order, writ, injunction or





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decree of any court or any federal, state, municipal or other governmental authority, which would in any respect adversely affect the Collateral or Debtor's business, property, assets, operations or condition, financial or otherwise;

                 (D) Debtor has filed all federal, state and local tax and other reports required by law to be filed and has paid, to the extent due and payable, all taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Liabilities, employees, payroll, income and gross receipts, ownership or use of any of its assets, and any other aspect of its business or financial affairs, as the case may be (collectively, the "Charges"), except any Charges being contested in good faith and by appropriate proceedings; and the accruals and reserves on the books of Debtor in respect of federal taxes are adequate and Debtor has no knowledge of any unpaid assessments for additional federal or state taxes for any fiscal period;

                 (E) The Collateral and Debtor's books and records, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are at the locations set forth in Schedule 1 attached hereto and shall at all times hereafter be kept and/or maintained solely at such locations or such other locations as Secured Party may consent to in writing;

                 (F) The addresses specified on Schedule 1 hereto include and designate Debtor's chief executive office, principal place of business and other offices and places of business and constitute all of Debtor's offices and places of business;

                 (G)      Debtor has reviewed the schedule of Equipment in
Schedule 2 attached hereto and, to Debtor's knowledge, all Equipment is kept and/or maintained solely at one of the addresses set forth in Schedule 1 attached hereto;

                 (H) Debtor was organized and incorporated under the laws of the State of Florida and, since its date of incorporation, has not been known by or used any other corporate or fictitious name in any jurisdiction;

                 (I) Debtor has sufficient capital to carry on all businesses and transactions in which it now engaged or is about to engage, is Solvent and will continue to be Solvent after the creation of Secured Party's Prior Security Interest in the Collateral; and

                 (J) Except for the lien of Metro Factors, Inc. in certain Chattel Paper and General Intangibles of Debtor, the liens and security interests granted to Secured Party pursuant to this Agreement constitute valid and perfected first priority security interests under the Uniform Commercial Code in the Collateral.


                                   ARTICLE IV
                      COVENANTS AND CONTINUING AGREEMENTS

         4.01 Affirmative Covenants. From the date hereof and thereafter until the Liabilities have been paid in full, Debtor covenants and agrees that it shall:

                 (A) Keep and maintain proper books of account and records, satisfactory to Secured Party, and prepare financial statements and cause to be furnished to Secured Party the following (all of the foregoing and following to be kept and prepared in accordance with GAAP, unless Debtor's certified public accountants concur in any changes therein and such changes are disclosed to Secured Party and are consistent with GAAP):

                          (i)     as soon as available, but not later than one
hundred twenty (120) days after the close of each fiscal year of Debtor, reviewed financial statements of Debtor as at the end of





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and for such year, including a balance sheet, a statement of income and a statement of sources and uses of funds as at the end of and for such fiscal year;

                          (ii)     as soon as available, but not later than
thirty (30) days from the end of each calendar month, an internally prepared balance sheet and statements of profit and loss and a statement of changes in financial position for the period from the beginning of the fiscal year to the date of such statement, prepared in accordance with GAAP;

                          (iii)    the inventory reports described in Section
2.05;

                          (iv)    concurrently with the delivery of the
financial statements and information described in subsection (i), above, and quarterly with the information described in subsection (ii), above, a certificate of the Chief Financial Officer of Debtor certifying to Secured Party that such statements are true, complete and correct, specifically stating that Debtor is in compliance with the covenants established pursuant to the terms hereof, that no Event of Default has occurred which was continuing at the end of the period covered by such financial statements or on the date of such certificate (or, if an Event of Default has occurred and was continuing at the end of such period or on the date of the certificate, indicating the nature of such Event of Default and the action which Debtor proposes to take with respect thereto);

                          (v)    on or before the last day of the first
quarter of each fiscal year of Debtor, Debtor's Annual Business Plan; and

                          (vi)    as soon as available, but not later than
three (3) days after receipt thereof, a copy of each management letter or similar communication from Debtor's accountants;

                 (B) Promptly upon, but in no event later than three (3) Business Days after Debtor's realization of the occurrence thereof, inform Secured Party, in writing, of (i) any litigation affecting Debtor, whether or not the claim is considered by Debtor to be covered by insurance, and of the institution of any suit or administrative proceeding which may adversely affect the operations, financial condition or business of Debtor or Secured Party's Lien on the Collateral; and (ii) any reduction in, or inability to obtain or renew, the insurance coverages required by or contemplated under this Agreement or in effect on the date hereof;

                 (C) Provide Secured Party with copies of all agreements entered into hereafter by Debtor relating to the storage or warehousing of Inventory and all real property leases or similar agreements between Debtor or any of its Affiliates and any other Person, whether Debtor or its Affiliate is lessor or lessee thereunder;

                 (D) Keep and maintain the Equipment in good operating condition and repair; make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved; and promptly inform Secured Party of any material additions to or deletions from the Equipment;

                 (E) Except for Permitted Liens, pay promptly when due all of the Charges, and promptly discharge any liens, encumbrances or other claims against the Collateral;

                 (F) Keep and preserve in full force and effect its corporate existence and promptly obtain (within thirty (30) days of the date hereof) all necessary qualifications to do business, and shall preserve such qualifications and pay all taxes, assessments and charges levied upon Debtor and its income, profits and property; and

                 (G) Cause at all times to be kept recorded and filed all required financing and continuation statements and all other required Supplemental Documentation and papers, in such manner and in such places as are required by law in order fully to perfect, preserve and protect





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

Secured Party's Prior Security Interest pursuant to this Agreement, and cause to be paid all taxes, fees and other charges in connection with such recording and/or filing not to exceed $5,000 in the aggregate.

         4.02 Negative Covenants. From the date hereof and thereafter until the Liabilities have been paid in full, and unless Debtor shall have obtained the express prior written consent of Secured Party, Debtor covenants and agrees that it shall not:

                 (A)      Cause, permit or suffer any Fundamental Change;

                 (B) Make any debt or equity investment in excess of $50,000 in any other operating business or company or in any joint venture or partnership;

                 (C) Declare or pay dividends upon any of Debtor's Stock or make any distributions of Debtor's property or assets to any Person, including, without limitation, any Affiliates, shareholders, directors, officers or employees of Debtor (provided, however, that so long as no Event of Default has occurred and is continuing at the time of payment, Debtor shall be permitted to pay stock dividends and cash dividends at the Maximum Permissible Dividend Rate in any fiscal year of Debtor during which Debtor is a "Subchapter S Corporation" as defined by the Internal Revenue Code of 1986);

                 (D) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Debtor's Stock (except as otherwise required by the Shareholders Agreement dated July 27, 1994 among Debtor's shareholders upon the death of any of such shareholders) or make any change in Debtor's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the due and punctual repayment of the Liabilities;

                 (E) (i) Incur or suffer to exist any Indebtedness in excess of (a) that reflected on Debtor's balance sheet as of this date and (b) any additional Indebtedness not in excess of the following amounts in calendar years 1995 and 1996:

                                                                     Additional
                          Year                                      Indebtedness
                          ----                                      ------------
                          1994                                       $2,000,000
                          1995                                       $3,000,000
                          1996                                       $5,000,000

                          (ii)    make loans, advances or extensions of credit
to any other Person, except on ordinary credit terms in connection with sales or leases of Inventory in the ordinary course of Debtor's business; or

                          (iii)   directly or indirectly guarantee or
otherwise, in any way, become liable with respect to any obligations or liabilities of any Person;

                 (F) Except for Permitted Liens, voluntarily or involuntarily encumber, pledge, mortgage, or grant a security interest in, or assign, sell, lease, dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of Debtor's assets (other than any sale of Inventory constituting a Prepayment Triggering Event pursuant to the Note, or sales of Equipment otherwise permitted by Section 2.06);

                 (G) Make any loans or advances of money (other than routine advances for travel expenses) to officers, directors, stockholders or Affiliates of Debtor;

                 (H) Make capital expenditures (including capitalized leases) in any fiscal year exceeding the following amounts:

                          Year                                          Limit
                          ----                                          -----
                          1994                                      $   700,000
                          1995                                        2,300,000
                          1996                                        4,400,000

                 (I) Change its name or use any fictitious name, change the location of its corporate headquarters, remove its books and records and/or the Collateral from the locations set forth on Schedule 1 (except for removal of Inventory upon its sale or lease or in accordance with any rental agreement, or the movement of Equipment or Inventory between the locations set forth on
Schedule 1), or keep any of such books and records and/or the Collateral in the ordinary course of Debtor's business at any other office(s) and location(s) unless in any and each such case (i) Debtor gives Secured Party written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States;

                 (J) Increase, from one fiscal year of Debtor to the next, the aggregate compensation paid to Debtor's officers and directors by more than ten percent (10%), or increase the compensation payable to the following individuals by more than ten percent (10%) from one fiscal year to the next:

                          Richard T. Isel
                          Wayne R. Peterson
                          James T. Boosales

         4.03 Payment of Charges. If Debtor, at any time or times hereafter, shall fail to pay the Charges when due or promptly obtain the discharge of such Charges or of any Lien asserted against the Collateral, Secured Party may, without waiving or releasing any obligation or liability of Debtor hereunder of any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Secured Party deems advisable. All sums so paid by Secured Party, together with any and all fees (including reasonable attorneys' fees), court costs, expenses and other charges relating thereto, shall be due and payable by Debtor upon demand by Secured Party, and shall be additional Liabilities hereunder secured by the Collateral, and shall bear interest from the date due until paid by Debtor at the Default Interest Rate.

         4.04 Insurance; Payment of Premiums. Debtor shall maintain insurance with respect to the Collateral and the use thereof with financially sound and reputable insurers in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and, in any event, in an amount satisfactory to Secured Party. Each policy of insurance currently in effect is listed and described on Schedule 3 attached hereto. Debtor shall deliver to Secured Party the original (or a certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Secured Party, which shall (i) specify Secured Party as an additional insured and as lender loss payee, as its interest may appear, and (ii) contain such other provisions as Secured Party may reasonably request. Each policy shall further provide that no cancellation of such policies for any reason (including, without limitation, non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by Secured Party of written notice of such cancellation or change. Debtor shall notify Secured Party promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Secured Party. In the event Debtor, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Secured Party, without waiving or releasing any obligations of or any Default by

Debtor hereunder, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Secured Party deems advisable. All sums so disbursed by Secured Party, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be due and payable by Debtor upon demand by Secured Party, shall be additional Liabilities hereunder secured by the Collateral, and shall bear interest from the date due until paid by Debtor at the Default Interest Rate.

         4.05 Application of Insurance and Condemnation Proceeds. Any monies received by Secured Party constituting insurance proceeds shall be disbursed to Debtor on such terms as are deemed appropriate by Secured Party for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

         4.06 Survival of Obligations. So long as any of the Liabilities remain outstanding, no termination (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Debtor or Secured Party relating to (i) any transaction or event occurring or matter existing prior to such termination, (ii) the Collateral or (iii) any undertaking, agreement, covenant, warranty or representation of Debtor or Secured Party with respect to such transaction, event or matter or the Collateral.


                                   ARTICLE V
               EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         5.01 Events of Default. The occurrence or existence of any Event of Default (as defined by the Note) shall constitute an Event of Default hereunder.

         5.02 Acceleration of Liabilities. Upon the occurrence and continuation of an Event of Default, all of the Liabilities shall be due and payable as provided by the Note.

         5.03 Remedies. Upon and after an Event of Default, Secured Party shall have the following rights and remedies:

                 (A) In addition to all of the rights and remedies contained in this Agreement or in any of the Other Agreements, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law;

                 (B) The right to (i) enter upon the premises of Debtor, without any obligation to pay rent to Debtor, through self-help and without judicial process, without first obtaining a final judgment or giving Debtor notice and opportunity for a hearing on the validity of Secured Party's claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order to effectively collect or liquidate the Collateral or (ii) require the Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, in its sole discretion; and

                 (C) The right to (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sales or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on Debtor's premises or elsewhere and use Debtor's premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any

Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit. Secured Party shall have the right to8sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Debtor shall remain liable to Secured Party therefor.

         5.04 Notice. Any notice required to be given by Secured Party of a sale, lease, other disposition of the Collateral or any other intended action by Secured Party, if given five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Debtor.


                                   ARTICLE VI
                                 MISCELLANEOUS

         6.01 Appointment of Secured Party as Debtor's Lawful Attorney. In order to permit Secured Party to take the actions described in this Section 6.01, Debtor irrevocably designates, makes, constitutes and appoints Secured Party (and all Persons designated by Secured Party) as Debtor's true and lawful attorney (and agent-in-fact) and Secured Party, or Secured Party's agent, may, without notice to Debtor:

                 (A) At such time or times hereafter as Secured Party or said agent, in its sole discretion, may determine, in Debtor's or Secured Party's name, endorse Debtor's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Secured Party or are under Secured Party's control; and

                 (B) Sign the name of Debtor on any of the Supplemental Documentation and deliver any of the Supplemental Documentation to such Persons as Secured Party, in its sole discretion, may determine is necessary to perfect, maintain, continue or protect Secured Party's security interest in the Collateral.

         6.02 Modification of Agreement; Sale of Interest. This Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by Debtor and Secured Party. Subject to the limitation set forth in the Note on the Secured Party's right to dispose of the Note, Debtor otherwise consents to Secured Party's participation, sale, assignment, transfer or other disposition of its rights hereunder.

         6.03 Expenses (Including Attorneys' Fees). Debtor shall pay or reimburse Secured Party on demand for all its expenses (including, but not limited to, attorneys' fees) of, or incidental to:

                 (A) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Secured Party, Debtor or any other Person) in any state or federal court (including a bankruptcy court) or any alternative dispute resolution forum, in any way relating or with respect to (y) the Collateral or determining or protecting Secured Party's interests in or under the Collateral or (z) this Agreement or any of the Other Agreements or the performance hereof or thereof or the Liabilities or the payment or performance thereof;

                 (B) Any attempt in any state or federal court (including a bankruptcy court) or any alternative dispute resolution forum, to enforce any rights of Secured Party against Debtor or any other Person which may be obligated to Secured Party by virtue of this Agreement or any of the Other Agreements; and/or

                 (C) Any attempt, whether or not in any state or federal court (including a bankruptcy court) or any alternative dispute resolution forum, to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

         Such expenses shall be additional Liabilities hereunder secured by the Collateral. All of the foregoing expenses shall be due and payable upon demand by Secured Party. Any such expense not paid when due shall bear interest from the date due until paid at the Default Interest Rate.

         6.04 Waiver by Secured Party. Secured Party's failure, at any time or times hereafter, to require strict performance by Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance. Any suspension or waiver by Secured Party of an Event of Default by Debtor under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Debtor under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement or the Other Agreements and no Event of Default by Debtor under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Secured Party, unless such suspension or waiver is by an instrument in writing signed by an officer of Secured Party and directed to Debtor specifying such suspension or waiver.

         6.05 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

         6.06 Parties. This Agreement and the other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Debtor and Secured Party. This provision, however, shall not be deemed to modify
Section 6.02 hereof.

         6.07 Conflict re: Terms. All of the Other Agreements and all Schedules and Exhibits referred to in this Agreement shall be and be deemed to be incorporated herein by reference for all purposes, notwithstanding that any one or more of such other Agreements, Exhibits and/or Schedules may not be physically attached to or otherwise accompany any counterpart or copy of this Agreement. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provisions contained in this Agreement shall govern and control.

         6.08 Waivers by Debtor. Except as otherwise expressly provided for in this Agreement, Debtor waives: (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Secured Party on which Debtor may in any way be liable and hereby ratifies and confirms whatever Secured Party may do in this regard; (ii) all rights to notice of a hearing prior to Secured Party's taking possession or control of, or to Secured Party's replevin, attachment or levy upon the Collateral or any bond or Secured Party to exercise any of Secured Party's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Debtor acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

         6.09 Environmental Matters. (A) Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against,

Secured Party by any Person for, with respect to, or as a direct or indirect result of, the presence on or under any property owned or operated by Debtor, or the escape, seepage, leakage, spillage, discharge, emission or release, of any Hazardous Materials the environmental clean-up costs for which could result in a lien, judgment or claim against Debtor or any of its property.

                 (B) If Debtor receives any notice from any Person, or has any knowledge of (i) the happening of any event involving the spill, release, leak, seepage, discharge or clean-up of any hazardous materials or (ii) any Environmental Complaint, then Debtor shall notify Secured Party as soon as possible, but in any event within not more than three (3) Business Days.

                 (C) After the occurrence of any Environmental Complaint or the presence on property operated by Debtor of a Hazardous Material, Secured Party shall have the right, in its sole discretion, to require Debtor to perform (at Debtor's expense) an environmental audit at the relevant facility and, if deemed necessary by Secured Party, an environmental risk assessment, each of which must be satisfactory to Secured Party, of such property and the hazardous waste management practices and/or hazardous waste disposal sites used by Debtor. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Secured Party, in its reasonable discretion.

                 (D) All amounts payable pursuant to this Section 6.09 which are not paid when due shall bear interest from the date due until paid at the Default Interest Rate.

                 (E) The provisions of this Section 6.09 shall survive payment in full of the Liabilities and termination of the transactions described in this Agreement.

         6.10 Governing Law; Submission to Jurisdiction. THIS AGREEMENT HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT PITTSBURGH, PENNSYLVANIA, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH COMMONWEALTH. AS PART OF THE CONSIDERATION THIS DAY RECEIVED, DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON DEBTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO DEBTOR AT THE ADDRESS STATED ON THE FIRST PAGE HEREOF (OR SUCH OTHER ADDRESS AS MAY BE DULY DESIGNATED BY DEBTOR PURSUANT TO SECTION 6.11 HEREOF) AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. DEBTOR AGREES THAT IF IT AT ANY TIME COMMENCES ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE LIABILITIES, IT WILL COMMENCE SUCH ACTION OR PROCEEDING ONLY IN A STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA. DEBTOR WAIVES ALL RIGHTS TO TRIAL BY JURY. DEBTOR WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         6.11 Notice. Except as otherwise provided herein, any notice or other written communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (a) upon deposit in the United States mails, with proper postage prepaid, (b) by and delivery, (c) by overnight express mail courier, or (d) by telecopier, and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself in writing by like notice.

         To Secured Party:

                 AMSCO Sterile Recoveries, Inc.
                 c/o Mr. Daniel P. Barry
                 AMSCO International, Inc.
                 One Mellon Bank Center
                 500 Grant Street, Suite 5000
                 Pittsburgh, Pennsylvania  15219


         with a copy to:

                 William J. Rieflin, Esq.
                 General Counsel and Secretary
                 AMSCO International, Inc.
                 One Mellon Bank Center
                 500 Grant Street, Suite 5000
                 Pittsburgh, Pennsylvania  15219
                 Telecopy:  (412) 338-6501


         To Debtor:

                 Sterile Recoveries, Inc.
                 28100 U.S. Highway North, Suite 201
                 Clearwater, Florida  34621
                 Telecopy:  (813) 726-8959


         with a copy to:

                 David S. Felman, Esq.
                 Glenn Rasmussen & Fogarty
                 100 South Ashley Drive, Suite 1300
                 P.O. Box 3333
                 Tampa, Florida  33601-3333
                 Telecopy:  (813) 229-5916

         6.12 Section Titles. The article and section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties thereto.

         6.13 Prior Understanding. This Agreement and the Note supersede all prior understanding and agreements, whether written or oral, between the parties hereto and thereto relating to the lending transaction provided for herein or therein.

         6.14 Exceptions to Covenants. Debtor shall not be deemed to be permitted to take any action or fail to take any action under any exception to any covenant contained herein or by reason of permissible limits contained in any covenant contained herein if such action or omission would result in the violation of any other covenant herein.

         6.15 Holiday Payments. If any payment to be made to Secured Party hereunder shall become due on a date not a Business Day, such payment shall be made on the next succeeding Business Day and interest shall accrue on any principal amount of such payment until the date on which such principal amount is paid to Secured Party.

         6.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been duly signed, sealed and delivered by the undersigned as of the day and year specified at the beginning hereof.

ATTEST:                               STERILE RECOVERIES, INC.


/s/ [Illegible]                       By:     /s/ James T. Boosales
- ----------------------------------            --------------------------------
Name:                                 Name:   J. T. Boosales
         -------------------------            --------------------------------
Title:                                Title:   Executive Vice President
         -------------------------             -------------------------------

ATTEST:                               AMSCO STERILE RECOVERIES, INC.


/s/ Susan E. Minahan                  By:      /s/ William J. Rieflin
- ----------------------------------             -------------------------------
Name:    Susan E. Minahan             Name:    Wm. J. Rieflin
         -------------------------             -------------------------------
Title:                                Title:   Secretary
         -------------------------             -------------------------------

                                                                       EXHIBIT A

                              PURCHASE MONEY NOTE


U.S. $9,871,250                                        Pittsburgh, Pennsylvania
                                                       July 31, 1994


         FOR VALUE RECEIVED, AND INTENDING TO BE LEGALLY BOUND, the undersigned, STERILE RECOVERIES, INC., a Florida corporation ("Borrower"), hereby promises to pay to the order of AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("ASRI"), in lawful money of the United States of America in immediately available funds at the principal office of ASRI at Suite 5000, One Mellon Bank Center, Pittsburgh, Pennsylvania 15219, or at such other location as ASRI may designate in writing from time to time, the principal sum of Nine Million Eight Hundred Seventy-One Thousand Two Hundred Fifty Dollars ($9,871,250), which shall be payable in accordance with the following principal repayment schedule:



                Date                                           Amount of Payment
                ----                                           -----------------
       May 1, 1995                                                  $2,000,000
       February 1, 1996                                              2,871,250
       August 1, 1997                                                5,000,000

Provided, however, that upon the occurrence of an Event of Default hereunder (as defined below), the entire principal balance hereof, together with all accrued and unpaid interest, shall become immediately due and payable on and as of such date. This Purchase Money Note shall continue to accrue interest at the Default Rate specified below following the occurrence and during the continuation of any Event of Default. In addition, principal outstanding under this Purchase Money Note shall be subject to mandatory prepayment on the terms and conditions set forth in Section 3, below.

         1.      Interest.

         This Note shall bear interest on the average daily principal balance hereof outstanding from the date hereof at the variable rate per annum (based on a year of 360 days, counting the actual number of days elapsed) equal to one and one-half percent (1.50%) above the rate per annum announced from time to time by Mellon Bank, N.A., at its headquarters office in Pittsburgh, Pennsylvania as its "prime rate" (the "Prime Rate"), such rate to change automatically on the first Business Day (as defined below) of each April, July, October and January and to remain fixed at such rate until the first Business Day of the next calendar quarter. Interest will be payable monthly in arrears on the first Business Day (as defined below) of each month commencing September 1, 1994 and continuing on the first Business Day of each succeeding month during the period that principal remains outstanding and immediately upon any acceleration of payments under this Purchase Money Note.

         If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment. For purposes of this Purchase Money Note, "Business Day" shall mean any day on which the primary business offices of Mellon Bank, N.A. are open for business in Pittsburgh, Pennsylvania.

         2.      Default Interest.

         Any payment not made when due hereunder shall bear interest at a rate per annum (based on a year of 360 days and counting the actual number of days elapsed) equal to four percent (4%) per annum above the Prime Rate in effect from time to time (the "Default Rate"). Such interest rate will continue to accrue before and after any judgment has been entered until the Event of Default has been cured or all amounts due and owing under this Purchase Money Note shall have been paid.

         3.      Payments by Borrower and Mandatory Prepayments.

                 (a) Payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature; provided, however, that Borrower shall be entitled to exercise its common law offset rights in respect of any indemnifiable loss arising under the Asset Purchase Agreement dated July 31, 1994 between Borrower and ASRI (the "Asset Purchase Agreement"), but only (i) following any final, nonappealable determination of liability pursuant to the terms and conditions of such Asset Purchase Agreement, or (ii) pursuant to any written compromise by ASRI of any claim of Borrower for indemnifiable losses pursuant to such Asset Purchase Agreement.

                 (b) Within five (5) Business Days of any Prepayment Triggering Event (as defined below), the Borrower shall make a mandatory prepayment to ASRI of the following amounts: (i) forty percent (40%) of the gross sales price of any inventory, in the case of any Prepayment Triggering Event where the relevant inventory is (y) sold to any entity with which Borrower has a continuing written service contract or agreement and (z) the relevant inventory is subject to a purchase money lien, or conditional sale or title retention arrangement in favor of any unaffiliated supplier or trade creditor of Borrower, and (ii) one hundred percent (100%) of the gross sales price of any inventory, in the case of any other Prepayment Triggering Event. For purposes of this section, "Prepayment Triggering Event" shall mean any sale by Borrower of its inventory, whether or not in the ordinary course of business (provided, however, that nothing contained in this Section 3(b) shall be construed to allow Borrower to engage in any bulk sale of its inventory or any other transaction otherwise prohibited by the Security Agreement (as defined below)). All mandatory prepayments under this Section 3(b) shall be applied first to accrued but unpaid interest and then to outstanding principal consistent with the order of maturity of Borrower's obligations hereunder.

         4.      Purchase Money Security Interest.

         This Note is the Purchase Money Note referred to in the Asset Purchase Agreement, and is secured by a Purchase Money Security Agreement of even date between Borrower and ASRI (the "Security Agreement"). The Security Agreement contains certain representations, warranties and covenants of Borrower and includes provisions and remedies applicable upon the occurrence of an Event of Default hereunder, which terms are incorporated herein by reference as though fully set forth herein.

         5.      Events of Default.

         The occurrence of one or another of the following events shall constitute an "Event of Default" hereunder:

                          (i)     Borrower fails to pay when due any amount of
principal (including any mandatory prepayment of principal under Section 3) which becomes payable hereunder;

                          (ii)    Borrower fails to pay when due any amount of
interest payable hereunder, and such nonpayment continues for a period of fifteen (15) days after the date when due;

                          (iii)   Borrower defaults in the payment when due
(whether by acceleration or otherwise) of principal or interest or premium on any other indebtedness or recourse financing arrangement of Borrower involving indebtedness or other recourse obligations in excess of One Hundred Thousand Dollars ($100,000) (whether evidenced by a bond, note, debenture, deferred purchase price obligation, factoring or true sale arrangement, capitalized lease, book entry or otherwise), provided any applicable cure period shall have lapsed; or Borrower defaults in the performance of any agreement under which any such indebtedness or recourse obligation is created, if the effect of such default is to cause the holders of such indebtedness or recourse obligation (or any person on behalf of such holders) to accelerate the expressed maturity of such indebtedness or recourse obligation;

                          (iv)    Borrower fails to perform, keep or observe
any term, provision, condition, covenant, warranty or representation contained in this Purchase Money Note or in the Security Agreement, which is required to be performed, kept or observed by Borrower and such failure is not cured within thirty (30) days of notification of such failure by ASRI;

                          (v)     A default by Borrower shall occur and be
continuing (any applicable cure periods having passed) under any other agreement, document or instrument, other than this Purchase Money Note or the Security Agreement, to which Borrower is a party, the consequences of which can be reasonably expected to have a material adverse effect on Borrower's business, the collateral pledged pursuant to the Security Agreement or ASRI's interest therein;

                          (vi)    There shall occur any uninsured damage to or
loss, theft or destruction of any of the collateral pledged to ASRI pursuant to the Security Agreement, which damage, loss, theft or destruction can be reasonably expected to have a material adverse effect on Borrower's business, the collateral pledged pursuant to the Security Agreement or ASRI's interest therein;

                          (vii)   Any judgment, decree or order involving the
payment by Borrower of money in excess of One Hundred Thousand Dollars ($100,000) shall be entered against Borrower and such judgment, decree or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

                          (viii)  A notice of lien, levy or assessment is filed
of record with respect to all or any of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of such entities becomes payable (which in the aggregate with other such claims or taxes outstanding at the same time are in excess of Ten Thousand Dollars ($10,000)), except where any such claim for taxes owed is being disputed in good faith by Borrower after making adequate provision for the payment thereof;

                          (ix)    Borrower ceases to be solvent or admits in
writing its inability to pay its debts as they mature;

                          (x)     The collateral pledged to ASRI pursuant to
the Security Agreement or any other of Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or the collateral pledged to ASRI or any other of Borrower's assets come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; or an application is made by any person other than Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets and the same is not dismissed within thirty (30) days after the application therefor;

                          (xi)    An application is made by Borrower for the
appointment of a receiver, trustee or custodian for any of Borrower's assets; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation shall be filed by Borrower; or Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower for its dissolution, liquidation or termination; or

                          (xii)   Borrower ceases to conduct its business as
now conducted; or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such injunction, restraint or other preventative order is not dismissed within thirty (30) days after the entry thereof; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation is filed against Borrower or any case or proceeding is filed against Borrower for its dissolution or liquidation, and such petition, case or proceeding is not dismissed within thirty (30) days after the filing thereof;

         Upon the occurrence and continuation of an Event of Default mentioned in any of paragraphs (i) through (viii), all of the Borrower's obligations hereunder may, at the option of ASRI and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Upon the occurrence of an Event of Default mentioned in any of paragraphs (ix) through (xii), all of Borrower's obligations hereunder shall immediately and automatically become due and payable, without demand, notice or legal process of any kind.

         6.      Miscellaneous.

         All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings assigned to such terms in the Security Agreement.

         Except as otherwise expressly provided herein, Borrower waives presentment, demand, notice, protest, dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Purchase Money Note and the Security Agreement.

         This Purchase Money Note may be prepaid by Borrower at any time without prepayment penalty or premium.

         This Purchase Money Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of ASRI and its successors and assigns. All references herein to "Borrower" and "ASRI" shall be deemed to apply to Borrower and ASRI, respectively, and their respective successors and assigns. This Purchase Money Note may not be voluntarily negotiated, assigned, transferred or participated by ASRI prior to August 1, 1996; thereafter, it may be voluntarily negotiated, assigned or transferred to any direct or indirect subsidiary of AMSCO International, Inc.

         This Purchase Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall, for all purposes, be governed by and construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts-of-laws.

         BORROWER DOES HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, AND, WITH OR WITHOUT ONE OR MORE COMPLAINTS FILED, CONFESS JUDGMENT OR JUDGMENTS AGAINST BORROWER IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA IN FAVOR OF ASRI, ITS SUCCESSORS AND ASSIGNS, FOR THE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED HEREON, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES, FOR COLLECTION OF SUCH SUMS, AND BORROWER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS AND WAIVES STAY OF EXECUTION AND STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS ASRI OR ITS SUCCESSORS AND ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE.

  WITNESS the due execution hereof on and as of the date first above written.

ATTEST:                                    STERILE RECOVERIES, INC.,
                                           a Florida corporation


                                           By:
- ------------------------                         ------------------------
Name:                                      Name:
      ------------------                         ------------------------
Title:                                     Title:
      ------------------                         ------------------------

         WARNING:         BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO
NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR FOR FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                          ACKNOWLEDGMENT OF ACCEPTANCE


         The undersigned hereby acknowledges the delivery, receipt and acceptance of this Purchase Money Note at Pittsburgh, Pennsylvania on July 31, 1994.

                                AMSCO STERILE RECOVERIES, INC.


                                By:
                                        ----------------------
                                Name:
                                        ----------------------
                                Title:
                                        ----------------------

COMMONWEALTH OF PENNSYLVANIA      )
                                     SS.
COUNTY OF ALLEGHENY               )

         On this, the _________ day of _____________________________________,
1994, before me, a notary public, personally appeared __________________________________________________________________ and
______________________________ ___________________________________________
respectively, who acknowledged themselves to be the duly elected ____________ __________________________________ and _______________________________________
of AMSCO STERILE RECOVERIES, INC., a Delaware corporation, and that they as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ________________________________________
                                        Notary Public

My commission expires:

COMMONWEALTH OF PENNSYLVANIA      )
                                        SS.
COUNTY OF ALLEGHENY               )

         On this, the _________ day of _____________________________________,
1994, before me, a notary public, personally appeared __________________________________________________________________ and
______________________________ ___________________________________________
respectively, who acknowledged themselves to be the duly elected ____________ __________________________________ and _______________________________________
of STERILE RECOVERIES, INC., a Florida corporation, and that they as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ________________________________________
                                        Notary Public

My commission expires:

                                                                      SCHEDULE 1



                            LOCATIONS OF COLLATERAL


1.       California

         a)      425 Hester Street
                 San Leandro, CA
                 (Alameda County)

         b)      2240 E. Artesia Boulevard
                 Long Beach, CA 90805
                 (Los Angeles County)


2.       Florida

         a)      28100 U.S. Highway North (Headquarters)
                 Suite 201
                 Clearwater, FL  34621
                 (Pinellas County)

         b)      11300 Interchange Circle North
                 Miramar, FL
                 (Dade County)

         c)      4501 Acline Street
                 Tampa, FL  33619
                 (Hillsborough County)


3.       Maryland

         a)      6675 Business Parkway
                 Elkridge, MD
                 (Howard County)


4.       Michigan

         a)      39120 Webb Drive
                 Westland, MI  48185-1978
                 (Wayne County)


5.       North Carolina

         a)      1416 Dogwood Way
                 Mebane, NC
                 (Alamance County)

6.       Pennsylvania

         a)      Bay 9, Building 207
                 79 North Industrial and Research Park
                 North Drive
                 Sewickley, PA  15143
                 (Allegheny County)


7.       Texas

         a)      Suite 169
                 1441 Patton Place
                 Carrollton, TX  75007
                 (Dallas County)


8.       Utah

         a)      2297 West Custer Road
                 Salt Lake City, UT
                 (Salt Lake County)

                                                                      SCHEDULE 2


Attached are the list of fixed assets indicating acquisition value and accumulated depreciation in detail, and net book value in total by location for the following facilities:

1)       Clearwater
2)       Tampa
3)       Dallas
4)       Chicago
5)       Detroit
6)       Raleigh Durham
7)       Los Angeles
8)       Baltimore
9)       Houston
10)      Salt Lake
11)      Central Stores

Fixed assets for each location are classified into the following categories: buildings (B), computers (C), furniture and fixtures (F), land improvements
(L), lease improvements (I), equipment (E), machinery (M), and office mechanical (O).

Part of Tampa fixed assets consist of assets located in Miami and Atlanta depots. Furthermore, assets in San Francisco are included in Los Angeles facility. Assets in Pittsburgh and Louisville depots are included in Baltimore and Detroit facilities respectively,